Exhibit 15.1

(PricewaterhouseCoopers LLP Letterhead)
(Minneapolis, MN)

August 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 21, 2004, on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three and six months ended June 30, 2004 and 2003, and included in the Company’s Form 10-Q for the quarter ended June 30, 2004, is incorporated by reference in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, and 333-66030).

Yours very truly,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP